EXHIBIT 10.26
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                    SECOND AMENDMENT TO STANDARD OFFICE LEASE

     This Second Amendment to Standard Office Lease (this "Amendment") is made as of the 27 day of June 2003, by and between PACIFIC RESOURCES PCX DEVELOPMENT INC., a California corporation ("Landlord"), and SALON MEDIA GROUP, INC., a Delaware corporation ("Tenant").


                                    RECITALS

     A. Landlord and Tenant, then known as Salon.com, a Delaware corporation, entered into that certain Standard Office Lease dated as of July 9, 1999 (as amended by the First Amendment, collectively, the "Lease") for certain premises (collectively the "Original Premises") consisting of the Fifteenth (15th) and Sixteenth (16th) Floors of the building located at 22 Fourth Street, in the City and County of San Francisco, California (the "Building"). Subsequently, Landlord and Tenant entered into a First Amendment to Standard Office Lease dated as of July 31, 2002 (the "First Amendment").

     B. Tenant, with Landlord's consent, entered into a sublease made as of January 15, 2002 (the "Sublease") of a portion of the Premises located on the 15th Floor of the Building with Stockpoint, Inc. (along with all subtenants and assignees, "Subtenant"), which Sublease expired as of February 28, 2003.

     C. Tenant has failed to pay Landlord all sums due and owing under the Lease as Base Rent and Additional Rent for the periods relating to November, 2002 through February, 2003, as well as a shortfall in Tenant's Percentage Share of Operating Expenses and of Property Taxes applicable to calendar, 2002, in a total amount equal to Two Hundred Sixty Thousand Four Hundred Ninety One and No/100 Dollars ($260,491.00) (along with the "Deferred Escalations" (as hereinafter defined), the "Deferred Rent").

     D. Landlord and Tenant desire to amend the Lease, among other things, to decrease the size of the Original Premises, reduce the term of the Lease, reduce the Base Rent payable thereunder, and provide for a schedule for the payment of the Deferred Rent, upon the terms and conditions set forth below.


     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1. Definitions. The terms used herein and not otherwise defined shall have the meaning for such terms as set forth in the Lease. As used herein, the term "Effective Date" shall mean March 1, 2003.

     2. Substitution of Premises. Effective as of the date hereof, instead of the Original Premises let under the Lease, Tenant shall lease all of those certain premises, constituting a portion of the Original Premises, on the Sixteenth Floor of the Building, comprising 10,148 rentable square feet (the

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"Substituted Premises"). All terms, covenants and conditions of the Lease shall cover the lease of the Substituted Premises, except as otherwise expressly set forth herein. Except as expressly provided below, Tenant shall surrender to Landlord all of its interest in the 15th Floor of the Building and the improvements therein, and shall vacate therefrom on or before the date hereof. Tenant hereby represents and warrants that Subtenant has vacated the premises under the Sublease, the Sublease has terminated and Subtenant has no right, title or interest in the Original Premises as of the Effective Date. Except as expressly provided below, Tenant acknowledges that Tenant shall have no right to use and shall not use the internal stairwell connecting the 15th and 16th Floors of the Building from and after the date hereof, and Landlord may, at its sole discretion, elect to remove such stairwell and seal the floor penetrations relating thereto at any time. Landlord shall not be responsible for making any improvements to the Substituted Premises and Tenant agrees to accept the Substituted Premises in their existing condition, "as-is," on the date hereof. From and after the date hereof, wherever in the Lease, as amended hereby, the term "Premises" is used, it shall mean and refer to the Substituted Premises. Landlord hereby grants Tenant a license, revocable upon sixty (60) days' prior written notice to Tenant, within which time Tenant shall relocate its equipment in the Server Room (as defined below) to the Substituted Premises or elsewhere in the Building as set forth in Paragraph 9 of this Amendment, at its sole expense, to access, repair, operate and maintain its computer and server and related equipment in the server room located on the 15th Floor of the Building (the "Server Room"). All of Tenant's access, use and occupation of the 15th Floor of the Building shall be subject to and in compliance with the terms of the Lease as if it were a part of the Premises. Tenant shall ensure that Landlord has access to the Server Room, by delivery of a key to any and all locks located thereon, for the purpose of Landlord's marketing of the 15th Floor for lease.

     3. Acceleration of Termination Date. Effective as of the date hereof, the Termination Date for the Lease shall be February 28, 2005.

     4. Amendment of Base Rent. Commencing on the Effective Date and continuing throughout the remainder of the Term of the Lease, the monthly Base Rent payable under the Lease shall be Twenty Thousand Eight Hundred Thirty Three and 33/100 Dollars ($20,833.33). Landlord acknowledges the timely receipt of the monthly Base Rent due in the amount set forth in this Paragraph 4 for the months of March, April, May and June, 2003.

     5. Amendment of Tenant's Share. Commencing on the Effective Date and continuing throughout the remainder of the Term of the Lease, Tenant's Percentage Share of Operating Expenses and of Property Taxes shall be 5.274% (the numerator of which is the net rentable area of the Premises (10,148 sq. ft.) and the denominator of which is the net rentable office area of the Building (192,422 sq. ft.)). Landlord further agrees that Tenant's estimated monthly payment of its Percentage Share of Operating Expenses and of Property Taxes for the months of March, April, May and June, 2003, in the amount of $1,866.00 per month (for a total amount of Seven Thousand Four Hundred Sixty Four and No/100 Dollars ($7464.00) (the "Deferred Escalations"), may be paid when and as set forth in Paragraph 8 of this Amendment below as a part of the Deferred Rent.

     6. Amendment of Security Deposit. As of the date hereof, Section 35 of the Lease is hereby deleted in its entirety.


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     7. Basic Lease Information. To reflect the leasing of the Substituted
Premises and the accompanying amendments to the Lease, as of the Effective Date (or the date hereof as they relate to the reduction in the size of the Premises and the Security Deposit), the Basic Lease Information of the Lease shall be amended by deleting the definitions of PREMISES, NET RENTABLE AREA OF PREMISES, BASE RENT (PER SQUARE FOOT PER ANNUM), BASE RENT (PER MONTH), ANTICIPATED TERMINATION DATE, TERMINATION DATE, LENGTH OF TERM, TENANT'S PERCENTAGE SHARE OF OPERATING EXPENSES AND OF PROPERTY TAXES and SECURITY DEPOSIT contained therein and substituting the following in their place:

PREMISES:                             Floor: 16th          Suite: 1600

NET RENTABLE AREA OF                  Ten Thousand One Hundred Forty Eight
PREMISES                              (10,148) square feet

BASE RENT (PER MONTH):                $20,833.33

TERMINATION DATE:                     February 28, 2005

SECURITY DEPOSIT:                     None

TENANT'S PERCENTAGE SHARE             5.274%; such share is a fraction, the
OF OPERATING EXPENSES AND             numerator of which is the net rentable
OF PROPERTY TAXES:                    area of the Premises (10,148 sq. ft.) and
                                      the denominator of which is the net
                                      rentable office area of the Building
                                      (192,422 sq. ft.).

     8. Payment of Deferred Rent. In consideration of Landlord's entering into this Amendment and, among other things, Landlord's agreement to reduce the Term of the Lease, recapture a portion of the Original Premises as of the Effective Date, and reduce the Base Rent payable on and after the Effective Date, Tenant shall make the following payments to Landlord at the following times on account of the Deferred Rent (which amount Tenant acknowledges was past due and owing and is due and owing as of the date hereof), and for as long as and only for as long as Tenant timely makes the following payments Tenant shall not be in default of the Lease for failing to timely pay the Deferred Rent:

          (a) On or before June 30, 2003, the sum of Seventy Five Thousand and No/100 Dollars ($75,000.00), in cash. Such sum shall be paid no later than upon mutual execution and delivery of this Amendment;

          (b) On or before October 1, 2003, the sum of Fifty Thousand and No/100 Dollars ($50,000.00), in cash; and

          (c) Commencing on November 1, 2003, and continuing throughout the Term of the Lease, as amended hereby, on or before the first day of each calendar month thereafter, the monthly sum of Eight Thousand Nine Hundred Thirty Five and No/100 Dollars ($8,935.00), in cash (the total of such sixteen monthly payments to be One Hundred Forty Two Thousand Nine Hundred Sixty and No/100 Dollars ($142,960.00)).

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     Notwithstanding any contrary expression or implication contained herein, in the event that the Lease is terminated for any reason prior to the Termination Date, as amended hereby, any and all sums of Deferred Rent not then received by Landlord shall be deemed immediately due and payable as of the day immediately preceding the date of early termination of the Lease.

     9. Relocation of Premises. In further consideration of Landlord's concessions contained in this Amendment, Tenant grants Landlord the right at any time to substitute other premises within the Building for the Premises for all uses and purposes as though originally leased to Tenant by the Lease, as amended hereby, upon sixty (60) days' prior written notice to Tenant. The then substituted premises shall contain at least 9,000 rentable square feet and improvements of similar utility to Tenant as the Substituted Premises, and Tenant's Percentage Share of Operating Expenses and of Property Taxes shall be adjusted appropriately. Monthly Base Rent (as well as Deferred Rent) payable under the Lease shall be unchanged. Tenant shall bear its own moving expenses incident to such substitution of premises. If Tenant is so relocated, Landlord and Tenant shall amend the Basic Lease Information of the Lease to reflect the changed terms of the Lease and Tenant shall surrender all of its rights and interests in the Substituted Premises and improvements therein. And all other provisions of the Lease shall thereafter remain in full force and effect.

     10. Compensation to Landlord for Modification of Lease. In further consideration of Landlord's agreement to the early termination of the Lease and the reduction of Base Rent payable thereunder, Tenant agrees that Landlord may immediately draw on the irrevocable standby Letter(s) of Credit issued by Comerica Bank and currently held by Landlord as the Security Deposit under the Lease, in the amount of $420,000.00 (collectively, if more than one and as amended from time to time, the "Letter of Credit") in their full amount. Tenant hereby waives any and all of its rights under the Lease for the return, termination or reduction of the Security Deposit in the amount of the Letter of Credit, and hereby waives the provisions of California Civil Code Section 1950.7(c), and all other provisions of law now in force or which may become in force after the date of this Amendment relating to Landlord's right to or use of the proceeds of the Letter of Credit or the Security Deposit. Tenant hereby agrees to execute and provide to Landlord such further documents and to take all further acts as shall be deemed necessary by Landlord in its sole discretion to cause the release of the proceeds of the Letter of Credit to Landlord.

     11. Entire Agreement. This Amendment and the Lease contain all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written.

     12. Authority. Each person executing this Amendment on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

     13. Effect of Amendment. Except as specifically amended hereby, all of the terms and conditions of the Lease shall be and remain in full force and effect.


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     14. Incorporation of Recitals. The Recitals and Sections 1 through 10, inclusive, set forth in this Amendment are hereby incorporated into the Lease by this reference.



     IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date and year hereinabove first written.



                                      Landlord:  PACIFIC RESOURCES PCX
                                      DEVELOPMENT, INC., a California
                                      corporation

                                      By:   /s/ Kevin Wu
                                            -------------------------------
                                      Name: Kevin Wu
                                            -------------------------------
                                      Its:  Vice President
                                            -------------------------------



                                      Tenant:  SALON MEDIA GROUP, INC.,
                                      a Delaware corporation

                                      By:   /s/ Michael O'Donnell
                                            -------------------------------
                                      Name: Michael O'Donnell
                                            -------------------------------
                                      Its:  Chief Executive Officer
                                            and President
                                            -------------------------------




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